EXHIBIT 10.61
AMENDMENT TO MERGE THE
KEYCORP SUPPLEMENTAL RETIREMENT PLAN
INTO THE
KEYCORP SECOND SUPPLEMENTAL RETIREMENT PLAN
WHEREAS, KeyCorp established the KeyCorp Supplemental Retirement Plan (“Plan”) to provide a nonqualified supplemental retirement benefit to a select group of management or highly compensated employees as described in Section 201(2), 301(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and
WHEREAS, in conjunction with the enactment of Section 409A of the Internal Revenue Code of 1986, as amended, KeyCorp elected to freeze all future accruals to the Plan as of December 31, 2004, and to establish a KeyCorp Second Supplemental Retirement Plan that in large part mirrors the terms and conditions of the Plan while also meeting the requirements of Section 409A of the Code, and
WHEREAS, in maintaining the Plan and the KeyCorp Second Supplemental Retirement Plan KeyCorp has been required to maintain duplicate administration structures for each respective plan, and
WHEREAS, to prevent this duplication of administration and the associated confusion associated with multiple plans it is desired that the Plan be merged into the KeyCorp Second Supplemental Retirement Plan, and that the Plan cease to exist separate and apart from the KeyCorp Second Supplemental Retirement Plan.
NOW, THEREFORE, the Plan is hereby amended to add a new Article XII to the Plan, to be effective as of December 31, 2006, to read in its entirety as follows:
“ARTICLE XII
MERGER INTO THE KEYCORP SECOND SUPPLEMENTAL RETIREMENT PLAN
12.1	Merger of the Plan. Effective December 31, 2006 the Plan is hereby merged into and made a part of the KeyCorp Second Supplemental Retirement Plan, and all benefits that have accrued under the Plan shall be merged into and shall become a part of the KeyCorp Second Supplemental Retirement Plan.”
     IN WITNESS WHEREOF, KeyCorp has caused this Amendment to the Plan to be executed by its duly authorized officer as of the 21st day of December, 2006 to be effective as written above.
KEYCORP

By:	/s/ Thomas Helfrich
Thomas Helfrich
Executive Vice President